SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 6, 2005 (October 4, 2005)
Date of Report (Date of earliest event reported)

Endurance Specialty Holdings Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	1-31599	98-032908
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda
(Address of principal executive offices, including zip code)

(441) 278-0440
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

Endurance Specialty Holdings Ltd. (the "Company") is filing this Current Report on Form 8-K to provide additional information with respect to the composition of its underwriting portfolio and investment portfolio as at June 30, 2005, its summary underwriting results for 2003, 2004 and the first six months of 2005 and its summary financial performance for 2002, 2003, 2004 and the first six months of 2005.

Underwriting Portfolio Composition

Gross Premiums Written = $1,193 million(a)
As of June 30, 2005
Source of Business	Percentage
Property	50%
Casualty	42%
Other Specialty	8%
Total	100%

Type of Business	Percentage
Insurance	22%
Reinsurance	78%
Total	100%

Business Platform	Percentage
Bermuda	43%
U.K.	16%
U.S. Reinsurance	40%
U.S. Insurance	1%
Total	100%

(a) Prior to deposit accounting adjustments

Investment Portfolio Composition

As of June 30, 2005
($ in thousands)
Type of Investment	Fair Value	Percentage
Cash and equivalents	$457,285	10.6%
U.S. government and agencies	743,125	17.3%
Corporate securities	672,966	15.6%
Foreign government	205,276	4.8%
Municipals	153,527	3.6%
Asset-backed securities	485,671	11.3%
Mortgage-backed securities	1,476,080	34.3%
Investments in other ventures	108,703	2.5%
Total	$4,302,633	100.0%

Ratings	Fair Value	Percentage
U.S. Government and agencies	$743,125	17.3%
AAA/Aaa	2,836,912	65.9%
AA/Aa	218,042	5.1%
A/A	395,851	9.2%
BBB and below	—	—
Investments in other ventures/Not rated	108,703	2.5%
Total	$4,302,633	100.0%

Underwriting – Summary Results

($ in thousands)	Property Per Risk Treaty	Property Catastrophe	Property Individual Risk	Casulaty Treaty	Casualty Individual Risk	Aerospace and Other Specialty	Total
1st Half 2005 Underwriting Results (a)
Gross Written Premiums	$270,632	$178,264	$59,306	$283,293	$152,769	$248,273	$1,192,537
Net Earned Premiums	$233,072	$120,825	$53,514	$224,362	$124,106	$144,220	$900,099
Unearned Prem. Reserves	$284,700	$112,510	$60,320	$340,059	$142,830	$231,737	$1,172,156
GAAP Combined Ratio	80.2%	36.3%	111.3%	104.9%	77.7%	90.3%	83.6%

2004 Underwriting Results
Gross Written Premiums	$441,370	$247,009	$112,900	$441,256	$246,802	$222,020	$1,711,357
Net Earned Premiums	$464,024	$234,961	$102,780	$378,894	$235,621	$216,320	$1,632,600
GAAP Combined Ratio	95.1%	47.7%	68.1%	102.5%	82.2%	90.3%	85.8%

2003 Underwriting Results
Gross Written Premiums	$469,290	$183,594	$85,863	$390,265	$214,392	$258,593	$1,601,997
Net Earned Premiums	$296,551	$174,158	$65,408	$284,843	$173,266	$179,721	$1,173,947
GAAP Combined Ratio	93.9%	38.5%	58.6%	97.5%	89.1%	99.5%	84.7%

(a)	Prior to deposit accounting adjustments

Summary Financial Performance

($ in thousands)	Year Ended Dec. 31, 2002	Year Ended Dec. 31, 2003	Year Ended Dec. 31, 2004	6 Months Ended June 30, 2005
Income Statement
Gross Written Premiums	$798,760	$1,601,997	$1,711,357	$1,192,537	(a)
Net Earned Premiums	369,489	1,173,947	1,632,600	900,099	(a)
Net Investment Income	42,938	71,010	122,059	79,707
Operating Income	93,024	247,938	348,443	214,459
Combined Ratio	86.2%	84.7%	85.8%	83.6	%(a)
Operating ROE	7.8%	17.3%	19.9%	22.3	%(b)

Balance Sheet
Total Investments & Cash	$1,663,249	$2,674,232	$3,940,353	$4,302,633
Reserve for Losses & Loss Exp.	200,840	833,158	1,549,661	1,823,541
Reserve for Unearned Prem.	403,305	824,685	897,605	1,172,156	(a)
Total Shareholders' Equity	1,217,500	1,644,815	1,862,455	1,987,125
Debt / Total Capitalization	13.6%	5.9%	17.4%	16.5%
Operating Leverage(c)	0.31x	0.82x	0.93x	0.91x

(a)	Prior to deposit accounting adjustments.

(b)	Operating ROE for the six months ended June 30, 2005 is annualized.

(c)	Operating leverage is calculated by dividing net premiums earned by average equity.

In presenting the Company's summary financial performance, management has included and discussed certain non-GAAP measures. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the Company's results of operations in a manner that allows for a more complete understanding of the underlying trends in the Company's business. However, these measures should not be viewed as a substitute for those determined in accordance with GAAP.

Operating income is an internal performance measure used by the Company in the management of its operations. Operating income represents after-tax operational results excluding, as applicable, after-tax net realized capital gains or losses and after-tax net foreign exchange gains or losses because the amount of these gains or losses is heavily influenced by, and fluctuates in part, according to the availability of market opportunities. The Company believes these amounts are largely independent of its business and underwriting process and including them distorts the analysis of trends in its operations. In addition to presenting net income determined in accordance with GAAP, the Company believes that showing operating income enables investors, analysts, rating agencies and other users of its financial information to more easily analyze the Company's results of operations in a manner similar to how management analyzes the Company's underlying business performance. Operating income should not be viewed as a substitute for GAAP net income. Please see the Company's Investor Supplements on its website at www.endurance.bm for a reconciliation of operating income to net income. Information on our website is not incorporated into this 8-K and is not a part of this filing.

Return on Equity (ROE) is comprised using the average equity calculated as the arithmetic average of the beginning and ending equity balances for stated periods. The Company presents ROE as a measure that it is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 6, 2005

By: /s/ John V. Del Col Name: John V. Del Col Title: General Counsel & Secretary